UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-16407	13-4151777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street
Warsaw, Indiana	46580
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (574) 373-3333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZBH	New York Stock Exchange
2.425% Notes due 2026	ZBH 26	New York Stock Exchange
1.164% Notes due 2027	ZBH 27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2023, Zimmer Biomet Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the public offering of $500.0 million aggregate principal amount of the Company’s 5.350% Note due 2028 (the “Notes”). The issuance of the Notes was completed on December 1, 2023.

The Underwriting Agreement contains representations and warranties, covenants and conditions that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities on customary terms.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, financial advisory, investment banking, lending and other commercial dealings in the ordinary course of their business with the Company or its affiliates, including participating as lenders under the Company’s credit facilities, for which they have received, and may in the future receive, customary fees and commissions. To the extent that a portion of the net proceeds from the offering of the Notes is used to repay the Company’s other indebtedness, such Underwriters or their affiliates would receive a portion of those net proceeds.

The Notes were issued pursuant to the Ninth Supplemental Indenture dated as of December 1, 2023 (the “Supplemental Indenture”), to the Company’s Indenture (the “Base Indenture”) dated as of November 17, 2009, between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee. For a description of the material terms of the Supplemental Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-263051), the prospectus dated February 25, 2022, and the related prospectus supplement dated November 28, 2023.

Copies of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture are attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03.

The Notes bear interest at a rate of 5.350% per annum, which interest will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2024. Interest will be paid to the holders of record of the Notes at the close of business on the May 15 and November 15, respectively, immediately preceding the related interest payment date. The Notes will mature on December 1, 2028.

Prior to November 1, 2028 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture), plus 20 basis points less (b) interest accrued to the date of redemption; and

(2)	100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

If a Change of Control Repurchase Event (as defined in the Supplemental Indenture) occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes pursuant to the Base Indenture as supplemented by the Supplemental Indenture, the Company will make an offer to each holder of such Notes to repurchase all or any part of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase.

The Base Indenture and Supplemental Indenture provide for customary events of default, including, among other things, nonpayment, failure to comply with the other covenants, warranties and agreements in the Base Indenture and Supplemental Indenture for a period of 60 days after notice thereof, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture (including the form of Notes attached thereto), copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 28, 2023, among Zimmer Biomet Holdings, Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and Morgan Stanley & Co. LLC.

4.1	Indenture, dated as of November 17, 2009, between Zimmer Holdings, Inc. (now known as Zimmer Biomet Holdings, Inc.) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed December 13, 2016).

4.2	Ninth Supplemental Indenture, dated as of December 1, 2023, between Zimmer Biomet Holdings, Inc. and Computershare Trust Company, N.A., as trustee.

4.3	Form of 5.350% Notes due 2028 (included in Exhibit 4.2).

5.1	Opinion of Faegre Drinker Biddle & Reath LLP.

23.1	Consent of Faegre Drinker Biddle & Reath LLP (include in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2023

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary